Exhibit 10.3

NON-RECOURSE NOTE

FOR VALUE RECEIVED, the undersigned, Petro River Oil Corporation, a Delaware corporation, whose address is 205 E 42nd Street, 20th Fl, New York, NY 10017  (the “Maker”), hereby promises to pay to the order of Horizon I Investments, LLC, a Delaware limited liability company, whose address is 20 E 20th Street, 6th Fl, New York, NY 10003 (the “Payee”), the principal amount of  Seven Hundred Fifth Thousand Dollars ($750,000.00), together with interest on the outstanding portion thereof for the period such sums are unpaid, all in accordance with the provisions of this promissory note (the “Note”).

1.           Payment of Principal and Interest.

(a)           The principal amount of this Note and all unpaid and accrued interest shall be due and payable the earlier of: (i) the date of the closing of the Conditional Purchase Agreement dated as of November 24, 2015 (the “Purchase Agreement”) between Maker and Payee or (ii) December 31, 2016.

(b)           Subject to the preceding paragraph, interest hereunder shall be computed on the basis of the actual number of days elapsed based on a 365 day year and will accrue at an annual rate equal to one half of one percent (0.5%).

(c)           Any payment of principal of and interest upon this Note shall be made by Maker to Payee at the address of Payee in New York, NY by bank wire transfer to an account designated by Payee.  Payments made to Payee by Maker hereunder shall be applied first to accrued interest and then to principal.

2.           Voluntary Prepayments.  Maker may voluntarily prepay all or any part of the outstanding principal amount and all accrued interest on this Note at any time, and from time to time, without premium or penalty.  Any payments made to Payee by Maker hereunder will be applied first to accrued but unpaid interest and then to principal.

3.           Security.  NO SECURITY OF ANY KIND FROM ANY SOURCE CAN BE USED UNDER ANY CIRCUMSTANCES AS PAYMENT ON THIS NOTE, ACCRUED INTEREST ON THIS NOTE, OR ANY OTHER EXPENSE GENERATED.

4.           Waivers.  Maker and each surety, endorser, guarantor, and other party ever liable for payment of any sums of money payable upon this Note, jointly and severally waive presentment, demand, protest, notice of protest and non-payment or other notice of default, notice of acceleration, and intention to accelerate, or other notice of any kind, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise, shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall ever be construed as a waiver of any right or remedy of Payee; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Payee.

5.           Events of Default.  An “Event of Default” will exist hereunder if any one or more of the following events occurs and is continuing:

(a)           Maker fails to pay when due any principal of, or interest on, this Note and such failure continues for ten business days;

(b)           Maker (i) applies for or consents to the appointment of a receiver, trustee, custodian, intervenor or liquidator of Maker or of all or substantially all of its assets, (ii) files a voluntary petition in bankruptcy, (iii) makes a general assignment for the benefit of creditors, (iv) files a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) files an answer admitting the material allegations of, or consents to, or defaults in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (vi) takes corporate action for the purpose of effecting any of the foregoing; or

(c)           an involuntary petition or complaint is filed against Maker seeking bankruptcy or reorganization or the appointment of a receiver, custodian, trustee, intervenor or liquidator of  Maker, or of all or substantially all of its assets, and such petition or complaint is not dismissed within sixty days of the filing thereof; or an order for relief, judgment or decree is entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of Maker or appointing a receiver, custodian, trustee, intervenor or liquidator of Maker, or of all or substantially all of its assets.

6.           Remedies.  If  Maker fails or refuses to pay any part of the principal or interest upon this Note as the same become due, or upon the occurrence of any Event of Default, Payee may at its sole option: (a) declare the entire unpaid balance of principal and accrued interest of this Note to be immediately due and payable without presentment or notice of any kind which Maker waives pursuant to Section 4 herein, and/or (b) pursue and enforce any of Payee’s rights and remedies available pursuant to any applicable law or agreement; provided, however, in the case of any Event of Default specified in Sections 5(b) and 5(c) with respect to Maker, without any notice to Maker or any other act by Payee, the principal and interest accrued on this Note shall become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by Maker.

7.           Binding Effect.  This Note shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.

8.           Amendments.  The provisions of this Note and any other agreement or instrument securing or assuring the payment of this Note or executed in connection herewith may be amended or revised only by an instrument in writing signed by Maker and Payee.

9.           Severability.  If any term or provision of this Note shall be held invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of all other terms and provisions hereof shall in no way be affected thereby.

10.         Governing Law.  THIS NOTE SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF DELAWARE.

11.           Entirety.  THIS NOTE AND ANY OTHER AGREEMENT OR INSTRUMENT SECURING OR ASSURING THE PAYMENT OF THIS NOTE OR EXECUTED IN CONNECTION HEREWITH EMBODY THE FINAL, ENTIRE AGREEMENT OF MAKER AND PAYEE AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND PAYEE.  THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

Executed as of the date first written above.

MAKER /s/ Scot Cohen Scot Cohen Executive Chairman